SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 8, 2006

SOFTBRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51118	41-2021446
(State or other jurisdiction or	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Two Meridian Crossings, Suite 800
Minneapolis, Minnesota	55423
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (612) 851-1500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sale of Securities.

(a)           On September 8, 2006, SoftBrands sold 1,000 shares of its Series D Convertible Preferred Stock (“Series D Stock”) and Warrants to purchase 66,667 shares of its common stock.

(c)           The Series D Stock and Warrants were sold to Capital Resource Partners IV, L.P. (“CRP”) for $1,000,000 in cash, and SoftBrands paid a $20,000 placement fee to CRP.

(d)           The Series D Stock and Warrants were sold in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. SoftBrands did not use any form of general solicitation or general advertising in selling the securities.  The Series D Stock and Warrants were sold pursuant to a Series D Convertible Preferred Stock and Warrant Purchase Agreement dated as of August 14, 2006 that contains representations by CRP that it will be purchasing for investment and not with an intent or selling or distributing the Series D Stock or Warrants to the public, and similar acknowledgements as to the knowledge of such CRP of the restricted nature of the securities. The Series D Stock and Warrants contain a legend prohibiting their resale without registration or an available exemption from registration.

(e)           The Series D Stock, which has a face value of $1,000 per share, is convertible at any time at the election of the holder into shares of common stock at a price of $1.67 per share (at a ratio of 598.8 shares of common stock for each share of Series D Stock).  SoftBrands is obligated to pay cash for fractional shares and any accrued dividends in cash.  The conversion price is subject to adjustment, on a weighted average basis, for issuances of common stock and common stock equivalents (subject to certain exceptions) at a price below the conversion price or 80% of market price, but may not adjust the conversion price below $.92 per share.  SoftBrands can force conversion of the Series D Stock at any time after August 14, 2008, provided that the market price of SoftBrands’ common stock (as tested over a 30 day period) is equal to or greater than twice the conversion price,  and certain other conditions are met.  The Warrants may be exercised by the holder at any time prior to September 8, 2016 to purchase common stock at a price of $1.84 per share, subject to adjustment in the same manner as the conversion price of the Series D Stock.  A holder may exercise the warrants by canceling the warrant with respect to a number of shares of common stock as is equal to the aggregate exercise price of the shares with respect to which it is being exercised divided by the difference between the market price and the exercise price multiplied by the number of shares so cancelled.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2006

SOFTBRANDS, INC.

/s/ Gregg A. Waldon
Gregg A. Waldon, Senior Vice President, Chief
Financial Officer and Secretary